                                                                   EXHIBIT 4.4

                                     FORM OF

                                HAWK CORPORATION

                          10 1/4% SENIOR NOTE DUE 2003

CUSIP No.: __________

No. _____                                                          $____________

                  HAWK CORPORATION, a Delaware corporation (the "Company", which term includes any successor entity), for value received promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on December 1, 2003.

                  Interest Payment Dates: June 1 and December 1

                  Record Dates: May 15 and November 15

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                       HAWK CORPORATION


                                       By:______________________________
                                          Name:
                                          Title:


                                       By:______________________________
                                          Name:
                                          Title:

Certificate of Authentication

This is one of the 10 1/4% Senior Notes due 2003 referred to in the within-mentioned Indenture.

                                       BANK ONE TRUST COMPANY, NA,
                                       as Trustee

                                       By:______________________________
                                           Authorized Signatory
Date of Authentication:

                              (REVERSE OF SECURITY)

                          10 1/4% Senior Note due 2003

                  1. INTEREST. HAWK CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate PER ANNUM shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from November 27, 1996. The Company will pay interest semi-annually in arrears on each Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

                  The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful, from time to time on demand at the rate borne by the Notes.

                  2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. PAYING AGENT AND REGISTRAR. Initially, BANK ONE TRUST COMPANY, NA (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                  4. INDENTURE. The Company issued the Notes under an indenture, dated as of November 27, 1996 (the "Indenture"), between the Company, the Guarantors named therein (the "GUARANTORS") and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10 1/4% Senior Notes due 2003 (the "Initial Notes"). The Notes are limited in aggregate principal amount to $100,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The



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                                                                               3



Notes are general unsecured senior obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

                  5. GUARANTEES. To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed such obligations on a senior unsecured basis pursuant to the terms of the Indenture. The Guarantees are general unsecured senior obligations of the Company.

                  6. REDEMPTION. (a) OPTIONAL REDEMPTION. The Notes are redeemable, at the Company's option, in whole or in part, at any time on and after December 1, 2000 at the redemption prices (expressed as percentages of the principal amount of the Notes) if redeemed during the twelve-month period commencing on December 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the Redemption Date:


                                   Year                        Percentage
                                   ----                        ----------
    2000......................................................   105.125%
    2001......................................................   102.563%
    2002 and thereafter.......................................   100.000%

                  (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time or from time to time on or prior to December 1, 1999, the Company may, at its option, redeem up to $35.0 million aggregate principal amount of the Notes with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 10 1/4% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that (x) not less than $65.0 million aggregate principal amount of the Notes is outstanding immediately after giving effect to any such redemption (other than any Notes owned by the Company or any of its Affiliates) and (y) such redemption is effected within 60 days after the consummation of any such Public Equity Offering.

                  The Notes are not entitled to the benefit of any sinking fund.

                  7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  8. OFFERS TO PURCHASE. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  9. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement dated as of the date of the Indenture, among the Company and Schroder Wertheim & Co. Incorporated, BT Securities Corporation and McDonald & Company Securities Inc., as initial purchasers of the Initial Notes, the Company is obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B
10 1/4% Senior Notes due 2003 (the "Exchange Notes"), which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  10. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  11. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  12. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  13. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                  14. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

                  15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make Restricted Payments or Restricted Investments, create or incur Liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and issue Preferred Stock of Restricted Subsidiaries, and on the ability of the Company and the Restricted Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company and the Restricted Subsidiaries. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.6 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

                  16. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

                  17. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article V of the Indenture) if it determines that withholding notice is in their interest.

                  18. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  19. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company or any Guarantor shall have any liability for any obligation of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

                  20. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  21. GOVERNING LAW. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of Ohio, as applied to contracts made and performed within the State of Ohio, without regard to principles of conflict of laws.

                  22. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  23. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: Hawk Corporation, 200 Public Square, Suite 29-2500, Cleveland, OH 44114, Attn: Vice President - Finance (or after December 20, 1996, Suite 30-5000).

                                    GUARANTEE

                  The Guarantors (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) have unconditionally guaranteed on a senior unsecured basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of, premium and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  No stockholder, officer, director, employee or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                       GUARANTORS:

                                       FRICTION PRODUCTS CO.


                                       By:
                                          ---------------------------
                                        Name:
                                        Title:


                                       HAWK BRAKE, INC.


                                       By:
                                          ---------------------------
                                        Name:
                                        Title:

                                       LOGAN METAL STAMPINGS, INC.


                                       By:
                                          ---------------------------
                                        Name:
                                        Title:


                                       HELSEL, INC.


                                       By:
                                          ---------------------------
                                        Name:
                                        Title:



                                       S.K. WELLMAN HOLDINGS, INC.


                                       By:
                                          ---------------------------
                                        Name:
                                        Title:



                                       WELLMAN FRICTION PRODUCTS U.K.
                                         CORP.


                                       By:
                                          ---------------------------
                                        Name:
                                        Title:


                                       S.K. WELLMAN CORP.


                                       By:
                                          ---------------------------
                                        Name:
                                        Title:



                                       HUTCHINSON PRODUCTS CORPORATION


                                       By:
                                          ---------------------------
                                        Name:

                                        Title:

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ____________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                           Signed:
      --------------------              ----------------------------------------
                                       (sign exactly as your name appears on the
                                        other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

(Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]
                                   -----------

(1)  --- to the Company or a subsidiary thereof; or


(2) --- pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"); or

(3)  --- to an "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or
         (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter is attached to the Indenture as Exhibit C and can be obtained from the Trustee);
         or

(4) --- outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) --- pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, if available; or

(6) --- pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) --- pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                    [ ]    The transferee is an Affiliate of the Company.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:                      Signed:
      -------------------          --------------------------------------------
                                     (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
                    -----------------------------------------------------------

            TO BE COMPLETED BY PURCHASER IF BOX (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ---------------------------       ------------------------------------
                                        NOTICE:  To be executed by an
                                        executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                           Section  4.15    [ ]
                           Section  4.16    [ ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$
 ------------------------

Dated:
      ---------------------------            ------------------------------
                                             NOTICE: The signature on this
                                             assignment must correspond with
                                             the name as it appears upon the
                                             face of the within Note in every
                                             particular without alteration or
                                             enlargement or any change
                                             whatsoever and be guaranteed.

Signature Guarantee:
                    -------------------------------------------------------

(Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)